Exhibit 10.4

Share Transfer Agreement

Transferor: Shenzhen Guangyixin Battery Co., Ltd (thereafter refers to as “Party A”)
Address: Dormitory 4-302, Jishengchang Industrial Zone, No. 9 Nanjing Road, Buji Street, Longgang District, Shenzhen City, Guangdong Province.
Registration No.: 4403071260359
Legal representative: Chen Wei
Personal ID No.: 422126196810064556

Transferor: Liang Feng (thereafter refers to as “Party B”)
Address: Rm.401, Unit A, No. 9 Buji Century Garden, Longgang District, Shenzhen City, Guangdong Province.
Personal ID No.:440922195909220016

Transferor: Zhang Jiaxiao (thereafter refers to as “Party C”)
Address: No.26 Baocheng Yuan San Rd, Baoan District, Shenzhen City, Guangdong Province.
ID No.:440321196905240453

Transferee:

Party D: LOYAL TOP CAPITAL INVESTMENT LIMITED

Official address: Rm.10, Mansion 6, Fengli Centre, No. 52-54 Kaiyuandao, Kowloon, Hongkong.

Shenzhen Dongfang Hualian Technology Co., Ltd (“Dongfang Hualian”, the company), which is registered in Shenzhen Administration of Industrial and Commerce of, was established in September 28, 2006 with the registered capital of 10 Million RMB. Party A invested 5.1Million and accounted for 51% share of the company, Party B invested 2.45 Million RMB and accounted for 24.50% of the company, Party C invested 2.45Million RMB and accounted for 24.50% of the company. WHEREAS, Loyal Top Capital Investment Limited desires acquiring Dongfang Hualian, Party A, Party B, and Party C desire to transfer the 51%, 24.50%, and 24.50% shares owned respectively. Party D accepts the transfer. Therefore, after amicable negotiation in accordance with the Company Law of Peoples Republic of China and Contract Law of the People’s Republic of China, the parties hereby agree as follows regarding the share transfer matters:

I. Transfer price, closing date and method of payment

1.

Party A owns 51% equity of Dongfang Hualian, equals to a capital contribution of 5.1 Million RMB under the original investment contract of Dongfang Hualian, which is all paid in. Party A agrees to transfer all its 51% equity of Dongfang Hualian at the price of $779,790.00USD to Party D.

2.

Party B has 24.50% equity of Dongfang Huali, equals to a capital contribution of 2.45 Million RMB under the original investment contract of Dongfang Hualian, which is all paid in. Party A agrees to transfer all its 24.5% equity of Dongfang Hualian at the price of $374,605.00USD to Party D.

3.

Party C has 24.50% equity of Dongfang Huali, equals to a capital contribution of 2.45 Million RMB under the original investment contract of Dongfang Hualian, which is all paid in. Party A agrees to transfer all its 24.5% equity of Dongfang Hualian at the price of $374,605.00USD to Party D.

4.	Party D shall pay in USD the full amount, specified in the preceding paragraphs in cash (or wiring) to Party A, Party B and Party C within 60 upon the effective date of this Agreement.

II. Parry A, Party B and Party C hereby guarantee that they each has the full right to dispose the equity interest which they desire to transfer to Party D, and the equity interests is not subject to any pledge or seizure, and beyond any third party recourse. Otherwise, Party A, Party B and Party C shall bear all the economic loss and legal liabilities herein arise.

III. Allocation of profits and loss (including credits and debts)

1.	Upon the effective of this Agreement, Party D will enjoy the profits of Dongfang Hualian and assume the risk and loss in proportion to the transferred equity share.

2.

In the event that Party A, Party B and Party C fail to disclose any debts of Dongfang Hualian which leads to any damage of Party D, Party D shall have right to be indemnified from Party A, Party B and Party C.

IV. Breach of contract

1.

Upon the execution of this Agreement, all parties shall comply with it. Any failure by a party to carry out his obligations under this Agreement shall bear all legal liabilities herein arisen in accordance with laws and this Agreement.

2.

In the event that due to the reason attributable to Party A, Party B and Party C, Party D cannot finish the modification registration on time, or fails to fulfill the purpose of the Agreement, Party A, Party B and Party C shall pay a penalty equals to 0.01% of the transfer price respectively to the Party D. If any loss is caused by breach of Party A, Party B or Party C, and the penalty is lower than Party D’s actual loss, Party A, Party B and Party C shall compensated the difference to Party D according to the percentage of their share transferred respectively.

V. Modification or termination of this Agreement.

This Agreement may be modified or terminated under the agreement of all the parties. Any change or termination of this Agreement shall be subject to a separate written agreement with the witness of Shenzhen International Innovative and High Technology Equity Exchange.

VI. Expenses

All the relevant expenses incurred related to the execution of this Agreement (such as witness, assessments, audit, registration in Administration of Industrial and Commerce) shall be assumed by the four parties.

VII. Dispute Resolution

In the event of any dispute arises with respect to this Agreement or its enforcement, the parties shall settle such dispute through amicable consultation. If the parties cannot resolve the dispute through consultation, the parties shall choose one of the method below (do not choose more than one solution): a. the Shenzhen Arbitration Commission; b. the Sub-commission of China International Economic and Trade Arbitration Commission; c. the competent People’s Court.

VIII. This Agreement is in septuplicate. Party A, Party B, Party C and Party D shall hold one copy each. Others shall be recorded with the competent authority.

Transferor (signature) :	Transferee (signature) :
Party A:	Party D:
Party B:
Party C:

Venue of signing: Shenzhen Innovative and High Technology Equity Exchange

Date of signing: April 10, 2011